SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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                                  E-LOAN, INC.
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                (Name of Registrant as Specified In Its Charter)
                                       N/A
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On September 30, 2005, E-LOAN, Inc. (the "Company") made available the following information to holders of outstanding options to acquire E-LOAN, Inc. common stock pursuant to the Company's 1997 Stock Plan (as amended and restated as of August 30, 1999).
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                             INTEROFFICE MEMORANDUM
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TO:       E-LOAN, INC. OPTION HOLDER
FROM:     DARREN NELSON, CHIEF FINANCIAL OFFICER AND SECRETARY
SUBJECT:  TREATMENT OF YOUR STOCK OPTIONS IN THE MERGER WITH POPULAR, INC.
DATE:     9/30/2005


     As we previously announced, on August 2, 2005, E-LOAN and Popular, Inc., the leading financial institution in Puerto Rico, entered into a definitive merger agreement (the "Merger Agreement") under which Popular will acquire 100% of the issued and outstanding shares of E-LOAN common stock and common stock equivalents, including all outstanding stock options to acquire E-LOAN common stock (the "E-LOAN Options"). Under the terms of the Merger Agreement, at the time that we actually carry out the merger, those E-LOAN Options that have an exercise price below Popular's offer price of $4.25 per share will fully vest and be cancelled for a cash payment (if any) equal to $4.25 per share (the price being paid for E-LOAN common stock) LESS the exercise price of the E-LOAN Options and applicable withholding taxes (which include, federal and state income taxes and employment Social Security, Medicare and State Disability taxes---basically the same taxes that are withheld from payroll checks) (the "Cash-Out"). The Cash-Out of the E-LOAN Options will be done through E-LOAN's regular payroll system and, as such, the exercise price of your E-LOAN Options and the minimum required withholding amounts (Federal Income tax 25% (35% for accumulated pay over $1 Million), State Income Tax 9.3% (California), Social Security 6.2% (income threshold of $90K), Medicare 1.45% and State Disability 1.08% (income threshold of $79,418) will be automatically withheld from the amount paid to you.

     As an example, if you currently have 1,000 unvested stock options to purchase E-LOAN's common stock at an exercise price of $2.00 per share, at the time that we carry out the merger, you will be entitled to a Cash-Out of $2.25 for each of your options (which is the difference between the $4.25 that Popular has agreed to pay for each of E-LOAN's shares and your exercise price of $2.00 per share). If you take that $2.25 and multiply it by your 1,000 options, you would then have a GROSS gain of $2,250. When we pay that gain to you, however, you will only receive a NET amount because we will need to deduct from the gross gain any applicable tax withholdings as specified above.

SHOULD YOU EXERCISE YOUR OPTIONS BEFORE THE MERGER INSTEAD OF WAITING FOR THE $4.25 PER SHARE PAYMENT?

     The answer to this question depends on many factors, and it is ultimately up to you to decide (we recommend that you consult with your own tax advisor in making this decision). You should, however, consider the following: (1) you may get less than $4.25 per share if you exercise before the merger; (2) as discussed below, there may be different tax consequences for you if you exercise before the merger as opposed to waiting to be paid for your options when the merger closes; and (3) the cost of exercising before the merger (in terms of broker commissions) may be higher than simply waiting to receive payment for your options when the merger closes.

     As you know, we are currently in the interim period between the signing of the Merger Agreement and the time that the merger will actually be carried out, which is expected to take place sometime in the next fiscal quarter, although there is no assurance that the transaction will be consummated then or ever. If you choose to exercise your
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vested E-LOAN Options prior to the closing date of the merger, the shares of
E-LOAN common stock that you receive in respect thereof will be treated like all other outstanding E-LOAN common stock in the merger - I.E., become a right to receive a cash payment of $4.25, less applicable withholding taxes, if and when the merger closes. We currently expect that you will continue to be able to exercise your E-LOAN Options as normal until approximately two (2) business days before we consummate the merger with Popular, which may happen at any time on or after October 14, 2005.

     If you choose to execute a Same Day Sale of your vested options prior to the closing date of the merger, the stock will be sold at market price unless you instruct your broker differently.

TAX CONSEQUENCES FOR AN EXERCISE OF NON-QUALIFIED STOCK OPTIONS BEFORE THE MERGER CLOSES

     As usual, if you exercise your E-LOAN Options instead of waiting for the Cash-Out, the exercise price will need to be paid, and with respect to non-qualified stock options, the applicable taxes---namely, income taxes (federal income taxes at the rate of either 25% or 35% and State of California income taxes at the rate of 9.3%) and employment taxes (SSOC 6.2%, MDCR 1.45% and SDI 1.08%) will need to be satisfied at the time of exercise.

TAX CONSEQUENCES FOR AN EXERCISE OF INCENTIVE STOCK OPTIONS BEFORE THE MERGER CLOSES

     Consistent with the usual administrative procedures, tax withholding will not apply at the time you exercise an incentive stock option; HOWEVER, since the merger is an all cash deal, the potential beneficial tax treatment (capital gains treatment) applicable to ISOs will most likely not be available because the required holding period for shares received in respect of recently exercised ISOs will most likely not have been satisfied. This is because we expect the merger to happen during the next quarter (although we cannot guarantee that it will happen within that time period or at all), and, if and when it does happen, you will be forced to sell your shares at Popular's offer price of $4.25 per share. Since the receipt of cash in the merger for any E-LOAN shares acquired on exercise of an ISO would be a "disqualifying disposition" for tax purposes if the merger happens within the expected time period, you would recognize ordinary income at that time and be responsible for the applicable income taxes (federal and state income taxes), although Social Security and other employment taxes would not apply.

     Additional information about the tax treatment of non-qualified stock options and ISOs is available on the IRS website (including Announcement 2005-55) at http://www.irs.gov, BUT WE ENCOURAGE YOU TO CONSULT WITH YOUR OWN TAX ADVISORS, AS THE EXERCISE OF E-LOAN OPTIONS, THE CASH-OUT OF E-LOAN OPTIONS UPON THE CANCELLATION THEREOF AND/OR THE RECEIPT OF CASH FOR ANY E-LOAN COMMON STOCK RECEIVED FOLLOWING THE EXERCISE OF AN E-LOAN OPTION MAY HAVE DIFFERENT TAX CONSEQUENCES FOR INDIVIDUAL OPTION HOLDERS DEPENDING ON THEIR PARTICULAR CIRCUMSTANCES. In addition, in connection with the proposed transaction, E-LOAN filed a proxy statement with the Securities and Exchange Commission on September 14, 2005. You are urged to read the proxy statement and other relevant materials filed by E-LOAN because they will contain important information regarding E-LOAN and the proposed transaction.

NOTE TO FORMER EMPLOYEES WHO ARE STILL ENTITLED TO EXERCISE VESTED OPTIONS

     If you are a former employee of E-LOAN and are within the 90-day post-employment period for the exercise of options that had vested on the date that your employment terminated, if you do not exercise those options before that 90-day period has expired, you will not be entitled to receive any payment for those options from Popular if the merger closes after that 90-day period. In addition, any unvested options that you had will not be accelerated when the merger closes, and you will not be entitled to receive any payments for those unvested options, which you forfeited at the time that you left E-LOAN.

MORE REQUIRED LEGAL DISCLAIMERS

     E-LOAN and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information regarding such individuals is included in E-LOAN's proxy statements and Annual Reports on Form 10-K previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger. Investors may obtain a free copy of the proxy statement and other relevant
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documents when they become available, as well as other materials filed with the
Securities and Exchange Commission concerning E-LOAN and these individuals, at the Securities and Exchange Commission's website at http://www.sec.gov . These materials and other documents may also be obtained for free from E-LOAN at E-LOAN's website at http://www.eloan.com, under the heading "About E-LOAN," "Investor & Media Relations."